Exhibit 3.89

Secretary of State P.O. Box 13697

Austin, TX 78711-3697 FAX: 512/463-5709

Filing Fee: $300

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Certificate of Formation Limited Liability Company

Filed in the Office of the

Secretary of State of Texas

Filing #: 801049525 11/07/2008

Document #: 235933170002

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for Web Filing

Article 1 - Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

TBA Texarkana, L.L.C.

The name of the entity must contain the words “Limited Liability Company” or “Limited Company,” or an accepted abbreviation of such terms. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

Article 2 - Registered Agent and Registered Office

☐A. The initial registered agent is an organization (cannot be company named above) by the name of:

OR

☒B. The initial registered agent is an individual resident of the state whose name is set forth below:

Name:

Kyle B. Davis

C. The business address of the registered agent and the registered office address is:

Street Address: 625 Sam Houston

P.O. Box 1221 New Boston TX 75570

Article 3 - Governing Authority

☐A. The limited liability company is to be managed by managers.

OR

☒B. The limited liability company will not have managers. Management of the company is reserved to the members.

The names and addresses of the governing persons are set forth below:

Managing Member 1: (Business Name) New Boston Enterprises, Inc.

Address: 6930 Summerhill Road Texarkana TX, USA 75503

Article 4 - Purpose

The purpose for which the company is organized is for the transaction of any and all lawful business for which limited liability companies may be organized under the Texas Business Organizations Code.

Supplemental Provisions / Information

[The attached addendum, if any, is incorporated herein by reference.]

Organizer

The name and address of the organizer are set forth below.

New Boston Enterprises, Inc. 6930 Summerhill Road. Texarkana, Texas 75503

Effectiveness of Filing

☒A. This document becomes effective when the document is filed by the secretary of state.

OR

☐B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its signing. The delayed effective date is:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Susan E. Naples, President of New Boston Enterprises, Inc.

Signature of Organizer

FILING OFFICE COPY

Form 424 (Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Certificate of Amendment	This space reserved for office use. FILED In the Office of the Secretary of State of Texas MAR 28 2013 Corporations Section

Entity Information

The name of the filing entity is:

TBA Texarkana, L.L.C.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☐ For-profit Corporation	☐ Professional Corporation

☐ Nonprofit Corporation	☐ Professional Limited Liability Company

☐ Cooperative Association	☐ Professional Association

☒ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 801049525

The date of formation of the entity is: 11/07/2008

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

Riverview Behavioral Health, LLC

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

Form 424	6

TX081BOC - 12/09/2005 C T System Online

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent

(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:
OR
☐ B. The registered agent is an individual resident of the state whose name is:
First Name	M.I.	Last Name		Suffix

C. The business address of the registered agent and the registered office address is:
TX
Street Address (No P.O. Box)	City		State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424	7

TX081BOC - 12/09/2005 C T System Online

Other Changes to the Application for Registration

7. The foreign filing entity desires to amend its application for registration to make changes other than or in addition to those stated above. Statements contained in the original application or any amended application are identified by number or description and changed to read as follows:

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: 3/14/13

Signature of authorized person (see instructions)

Christopher L. Howard, Vice President and Secretary
Printed or typed name of authorized person.

Form 406	5

TX043 - 06/09/2011 C T System Online